UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

Breeze-Eastern Corporation

(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware	001-07872	95-4062211
State or Other Jurisdiction of Incorporation of Organization)	(Commission File Number)	(IRS Employer Identification Number)

35 Melanie Lane Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Breeze-Eastern Corporation (the “Company”) held on September 16, 2014, the Company’s stockholders took the actions described below. As of the record date for the annual meeting, 9,752,716 shares of common stock were issued and outstanding, each entitled to one vote per share. Stockholders representing 7,809,733 shares, or 80.08% of the common shares outstanding as of the July 25, 2014 record date, were present in person or were represented at the meeting by proxy. Final voting results are shown below.

Proposal No. 1	-	Election of Seven Directors. The Company’s stockholders elected the following seven directors to serve on the Company’s Board of Directors until the 2015 annual meeting of stockholders:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Kelly	6,833,444	25,847	950,422
Nelson Obus	6,789,192	70,099	950,422
William J. Recker	6,856,635	2,656	950,422
Brad Pedersen	6,834,728	24,563	950,422
William M. Shockley	6,833,544	25,747	950,422
Charles A. Vehlow	6,855,359	3,932	950,422
Frederick Wasserman	6,838,520	20,771	950,422

Proposal No. 2	-	Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,767,107	27,445	15,181	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION

Dated: September 17, 2014	/s/ Serge Dupuis
Serge Dupuis
Chief Financial Officer and Treasurer